Exhibit 99.1

COHU, INC.
12367 CROSTHWAITE CIRCLE
POWAY, CA 92064
FAX (858) 848-8185
PHONE (858) 858-8100
www.cohu.com

Cohu Reports First Quarter 2021 Results

●	Record first quarter revenue $225.5 million, up 11.4% quarter-over-quarter

●	Gross margin of 45.3%; non-GAAP gross margin of 45.6%

●	Record orders driven by robust automotive segment demand and broad market strength

●	Reduced outstanding Term Loan B debt by approximately $102 million during the quarter

POWAY, Calif., April 29, 2021 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2021 first quarter net sales of $225.5 million and GAAP income of $27.6 million or $0.61 per share. Cohu also reported first quarter 2021 non-GAAP income of $40.5 million or $0.89 per share. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2021	Q4 FY 2020	Q1 FY 2020

Net sales	$225.5	$202.4	$138.9

Income (loss)	$27.6	$14.9	$(17.3)
Income (loss) per share	$0.61	$0.34	$(0.42)

Non-GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2021	Q4 FY 2020	Q1 FY 2020

Income	$40.5	$31.8	$0.1
Income per share	$0.89	$0.73	$0.00

(1)	All amounts presented are from continuing operations.

Total cash and investments at the end of first quarter 2021 were $291.0 million. As previously announced, in March 2021, Cohu closed an underwritten public offering totaling 5,692,500 shares of its common stock at $41.00 per share, raising net proceeds of approximately $223.1 million, after deducting underwriting discounts and commissions and offering expenses.

“Cohu had record first quarter orders and revenue with strength continuing across all major markets. Recurring business is benefiting from new semiconductor product designs driving a 14% contactor revenue growth quarter-over-quarter. The systems business is experiencing robust automotive demand, driven by xEV and ADAS technologies, and continued mobility expansion with 5G proliferation,” said Cohu President and CEO Luis Müller. “We are proud to grow revenue and profitability while maintaining our commitment to reducing direct energy consumption and further improving our corporate ESG programs.”

Cohu expects second quarter 2021 sales to be between $234 million and $250 million, up 7% quarter-over-quarter at the mid-point of guidance.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss first quarter 2021 results at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time on April 29, 2021. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 6397776. Webcast access will be available on the Investor Information section of the Company’s website at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, employer payroll taxes related to accelerated vesting share-based awards, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, asset impairment charges, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the business benefiting from new semiconductor product designs, strength continuing across all major markets, robust automotive demand, driven by xEV and ADAS technologies, continued mobility expansion with 5G proliferation, our commitment to reducing direct energy consumption and further improving our corporate ESG programs, any comments on Cohu’s FY 2021 outlook or growth, second half 2021 outlook, target financial model for FY’21, % of incremental revenue expected to fall to operating income, debt deleveraging priority, Cohu’s second quarter 2021 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and shares outstanding, estimated minimum cash needed, estimated EBITDA breakeven point, any future Term Loan B principal reduction, and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the ongoing global COVID-19 pandemic has adversely affected, and is continuing to adversely affect, our business and results of operations; component, logistics and labor costs that are materially increasing due to COVID-19 constraints, commodity costs, availability of direct labor, increased demand and other factors; we are making investments in new products and product enhancements, which may adversely affect our operating results and these investments may not be commercially successful; we are exposed to the risks of operating a global business; we have manufacturing operations in Asia, and any failure to effectively manage multiple manufacturing sites and to secure raw materials meeting our quality, cost and other requirements, or failures by our suppliers to perform, could harm our sales, service levels and reputation; failure of critical suppliers to deliver sufficient quantities of parts in a timely and cost-effective manner could adversely impact our operations; the semiconductor industry is seasonal, volatile and unpredictable; the semiconductor equipment and printed circuit board (“PCB”) test industries are intensely competitive; semiconductor equipment is subject to rapid technological change, product introductions and transitions which may result in inventory write-offs, and our new product development involves numerous risks and uncertainties; the seasonal nature of the semiconductor equipment industry places enormous demands on our employees, operations and infrastructure; a limited number of customers account for a substantial percentage of our net sales; a majority of our revenues are generated from exports to foreign countries, primarily in Asia, that are subject to economic and political instability and we compete against a number of Asia-based test contactor, test handler, automated test equipment and PCB test suppliers; the incurrence of substantial indebtedness in connection with our financing of the Xcerra acquisition may have an adverse impact on Cohu’s liquidity, limit Cohu’s flexibility in responding to other business opportunities and increase Cohu’s vulnerability to adverse economic and industry conditions; our Credit Agreement contains various representations and negative covenants that limit, subject to certain exceptions and baskets, our ability and/or our subsidiaries’ ability to enter into financing and other transactions relating to our assets; because of high debt levels we may not be able to service our debt obligations in accordance with their terms; dilution of earnings per share due to our March 2021 follow-on equity offering; we are exposed to other risks associated with other acquisitions, investments and divestitures; we expect to continue to evaluate and pursue divestitures of non-core assets; our financial and operating results may vary and fall below analysts’ estimates, or credit rating agencies may change their ratings on Cohu, any of which may cause the price of our common stock to decline or make it difficult to obtain other financing; potential goodwill impairments if our business underperforms; global economic and political conditions, including trade tariffs and export restrictions, and other regulatory requirements, have impacted our business and may continue to have an adverse impact on our business and financial condition; and our business and operations could suffer in the event of cybersecurity breaches.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)
	March 27,	March 28,
	2021	2020

Net sales	$225,488	$138,921
Cost and expenses:
Cost of sales (excluding amortization)	123,283	82,837
Research and development	23,152	22,468
Selling, general and administrative	32,739	33,352
Amortization of purchased intangible assets	9,244	9,538
Restructuring charges	1,340	403
Impairment charges (2)	-	3,949
	189,758	152,547
Income (loss) from operations	35,730	(13,626)
Other (expense) income:
Interest expense	(2,575)	(4,427)
Interest income	50	147
Foreign transaction loss	(262)	(404)
Loss on extinguishment of debt (3)	(1,761)	-
Income (loss) from continuing operations before taxes	31,182	(18,310)
Income tax provision (benefit)	3,575	(992)
Income (loss) from continuing operations	27,607	(17,318)

Discontinued operations: (4)
Income from discontinued operations before taxes	-	46
Income tax provision	-	4
Income from discontinued operations	-	42
Net income (loss)	$27,607	$(17,276)

Income (loss) per share:
Basic:
Income (loss) from continuing operations	$0.63	$(0.42)
Income from discontinued operations	-	0.00
Net income (loss)	$0.63	$(0.42)

Diluted:
Income (loss) from continuing operations	$0.61	$(0.42)
Income from discontinued operations	-	0.00
Net income (loss)	$0.61	$(0.42)

Weighted average shares used in computing income (loss) per share: (5)
Basic	43,756	41,502
Diluted	45,482	41,502

(1)	The three- month periods ended March 27, 2021 and March 28, 2020 were both comprised of 13 weeks.
(2)

For the three-month period ended March 28, 2020 we recorded impairment charges to write certain of our in-process research and development assets (“IPR&D”) obtained as part of our acquisition of Xcerra down to current estimated fair values.

(3)

Utilizing a portion of the proceeds from the underwritten public offering discussed above in March 2021 the Company made a $100 million payment to reduce its outstanding Term Loan B debt. Loss on extinguishment of debt is the net result after any cash gain is offset by the required reduction in our capitalized debt issuance costs and original issuance discounts.

(4)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of the fixtures business have been presented as discontinued operations. The sale of this business was completed in February 2020.

(5)

For the three-month period ended March 28, 2020, potentially dilutive securities were excluded from the per share computation due to their antidilutive effect. The Company has utilized the “control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 27,	December 26,
	2021	2020
Assets:
Current assets:
Cash and investments (1)	$291,045	$170,027
Accounts receivable	196,755	151,919
Inventories	160,871	142,500
Other current assets	27,047	20,600
Total current assets	675,718	485,046
Property, plant & equipment, net	65,776	66,916
Goodwill	246,735	252,304
Intangible assets, net	221,378	233,685
Operating lease right of use assets	29,917	29,203
Other assets	19,231	23,192
Total assets	$1,258,755	$1,090,346

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$5,018	$5,314
Current installments of long-term debt	3,833	3,075
Deferred profit	12,955	8,671
Other current liabilities	186,227	157,393
Total current liabilities	208,033	174,453
Long-term debt (2)	211,182	311,551
Non-current operating lease liabilities	26,251	25,787
Other noncurrent liabilities	63,815	66,267
Cohu stockholders’ equity (1)	749,474	512,288
Total liabilities & stockholders’ equity	$1,258,755	$1,090,346

(1)

On March 8, 2021, the Company closed an underwritten public offering of 4,950,000 shares of its common stock at $41.00 per share. As part of the transaction the underwriters were also granted a 30-day option to purchase up to an aggregate of 742,500 additional shares of common stock to cover over-allotments which they exercised on March 11, 2021. The offering, and the follow-on option to sell additional shares, resulted in net proceeds of approximately $223.1 million, after deducting underwriting discounts and commissions and offering expenses. All of the shares were sold pursuant to an effective shelf registration statement previously filed with the SEC.

(2)	Utilizing a portion of the proceeds from the underwritten public offering discussed above in March 2021 the Company made a $100 million payment to reduce its outstanding Term Loan B debt.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 27,	December 26,	March 28,
	2021	2020	2020
Income (loss) from operations - GAAP basis (a)	$35,730	$18,774	$(13,626)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	262	252	212
Research and development (R&D)	781	802	833
Selling, general and administrative (SG&A)	2,480	2,867	2,566
	3,523	3,921	3,611
Amortization of purchased intangible assets (c)	9,244	9,898	9,538
Restructuring charges related to inventory adjustments in COS (d)	400	(550)	1,603
Restructuring charges (d)	1,340	6,223	403
Manufacturing and sales transition costs included in (e):
COS	-	26	-
R&D	-	6	-
SG&A	-	458	63
	-	490	63
Impairment charges (f)	-	-	3,949
PP&E step-up included in SG&A (g)	145	145	243
Reduction of indemnification receivable included in SG&A (h)	-	111	-
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (i)	300	263	-
Income from operations - non-GAAP basis (j)	$50,682	$39,275	$5,784

Income (loss) from continuing operations - GAAP basis	$27,607	$14,861	$(17,318)
Non-GAAP adjustments (as scheduled above)	14,952	20,501	19,410
Tax effect of non-GAAP adjustments (k)	(2,045)	(3,556)	(1,960)
Income from continuing operations - non-GAAP basis	$40,514	$31,806	$132

GAAP income (loss) from continuing operations per share - diluted	$0.61	$0.34	$(0.42)

Non-GAAP income from continuing operations per share - diluted (l)	$0.89	$0.73	$0.00

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization and impairment charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Employer payroll taxes related to accelerated vesting share-based awards is dependent on the Company’s stock price, the number of awards vested and tax regulations specific to the country in which the employee resides, over which management has limited to no control and, as such, management does not believe it correlates to the Company’s operation of the business. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Adjustments for PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	15.8%, 9.3% and (9.8)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(h)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(i)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(j)	22.5%, 19.4% and 4.2% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)

All periods presented were computed using the number of GAAP diluted shares outstanding except the three months ended March 28, 2020 which was computed using 42,428 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	March 27,	December 26,	March 28,
	2021	2020	2020

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$102,205	$91,241	$56,084
Non-GAAP adjustments to cost of sales (as scheduled above)	662	(272)	1,815
Gross profit - Non-GAAP basis	$102,867	$90,969	$57,899

As a percentage of net sales:
GAAP gross profit	45.3%	45.1%	40.4%
Non-GAAP gross profit	45.6%	45.0%	41.7%

Adjusted EBITDA Reconciliation
Net income (loss) attributable to Cohu - GAAP Basis	$27,607	$14,861	$(17,276)
Income from discontinued operations	-	-	(42)
Income tax provision (benefit)	3,575	405	(992)
Interest expense	2,575	2,855	4,427
Interest income	(50)	(14)	(147)
Amortization of purchased intangible assets	9,244	9,898	9,538
Depreciation	3,323	3,565	3,416
Amortization of cloud-based software implementation costs (2)	370	360	205
Loss on extinguishment of debt	1,761	25	-
Other non-GAAP adjustments (as scheduled above)	5,563	10,458	9,629
Adjusted EBITDA	$53,968	$42,413	$8,758

As a percentage of net sales:
Net income (loss) attributable to Cohu - GAAP Basis	12.2%	7.3%	(12.4)%
Adjusted EBITDA	23.9%	21.0%	6.3%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$66,475	$72,467	$69,710
Non-GAAP adjustments to operating expenses (as scheduled above)	(14,290)	(20,773)	(17,595)
Operating Expenses - Non-GAAP basis	$52,185	$51,694	$52,115

(1)	Excludes amortization of $7,101, $7,541 and $7,266 for the three months ending March 27, 2021, December 26, 2020 and March 28, 2020, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.